EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Nine Months Ended July 1, 2017

CONCORD, Mass., Aug. 08, 2017 (GLOBE NEWSWIRE) -- Technical Communications Corporation (Nasdaq:TCCO) today announced its results for the three and nine month periods ended July 1, 2017. For the three months ended July 1, 2017, the Company reported a net loss of $(344,000), or $(0.19) per share, on revenue of $1,068,000, compared to a net loss of $(931,000), or $(0.51) per share, on revenue of $581,000 for the quarter ended July 2, 2016.  For the nine months ended July 1, 2017, the Company reported a net loss of $(911,000), or $(0.50) per share, on revenue of $3,084,000, compared to a net loss of $(1,612,000), or $(0.88) per share, on revenue of $2,118,000 for the nine months ended July 2, 2016.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “Revenue this quarter was generated primarily from the final shipments of orders for our radio encryptors for deployment into Afghanistan. We expect to receive future orders from this customer under its contract with the U.S. government. We are also actively pursuing a substantial pipeline of large contracts, and are working diligently to secure one or more during the remainder of calendar year 2017. We will continue to closely monitor and reduce operating expenses as appropriate, while strategically continuing to invest in business development efforts, develop strategic relationships and expand our sales channel network.”

About Technical Communications Corporation
For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2016 and April 1, 2017 and its Annual Report on Form 10-K for the fiscal year ended October 1, 2016 filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation
Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	07/01/2017	07/02/2016
Net sales	$1,068,000	$581,000
Gross profit (loss)	539,000	(45,000)
S, G & A expense	478,000	717,000
Product development costs	407,000	215,000
Operating loss	(346,000)	(977,000)
Net loss	(344,000)	(931,000)
Net loss per share:
Basic	$(0.19)	$(0.51)
Diluted	$(0.19)	$(0.51)

	Nine Months Ended
	(Unaudited)
	07/01/2017	07/02/2016
Net sales	$3,084,000	$2,118,000
Gross profit	2,129,000	721,000
S, G & A expense	1,669,000	2,126,000
Product development costs	1,378,000	721,000
Operating loss	(918,000)	(2,126,000)
Gain on sale of investment	-	462,000
Net loss	(911,000)	(1,612,000)
Net loss per share:
Basic	$(0.50)	$(0.88)
Diluted	$(0.50)	$(0.88)

Condensed consolidated balance sheets
	07/01/2017	10/01/2016
	(Unaudited)	(derived from audited
		financial statements)
Cash and marketable securities	$1,958,000	$2,979,000
Accounts receivable - trade	422,000	112,000
Inventory	1,772,000	1,644,000
Other current assets	157,000	213,000
Total current assets	4,309,000	4,948,000
Marketable securities	-	374,000
Property and equipment, net	69,000	149,000

Total assets	$4,378,000	$5,471,000

Accounts payable	102,000	119,000
Accrued expenses and other current liabilities	262,000	438,000
Total current liabilities	364,000	557,000
Total stockholders’ equity	4,014,000	4,914,000
Total liabilities and stockholders’ equity	$4,378,000	$5,471,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com